Media contact: Ellie Russell press@zillow.com Zillow Resolves Federal Trade Commission Lawsuit, Reaffirming Partnership with Redfin and Expanding Access to Even More Housing Options for Renters Syndication partnership with Redfin continues; both companies to also offer standalone options, improving choice, affordability and access SEATTLE, Aug. 24, 2026 — Zillow Group today announced a resolution with the Federal Trade Commission (FTC) and five states regarding its multifamily rental listings syndication agreement with Redfin. Zillow has consistently maintained the partnership with Redfin is pro-consumer and procompetitive, and we’re pleased to have found a resolution that enables its continuation. The partnership will continue, and the listings syndication will remain intact across Zillow, Trulia, HotPads, Rent.com, ApartmentGuide and Redfin. In 2027, Zillow and Redfin will offer standalone multifamily advertising products in addition to the existing partnership — giving housing providers even more flexibility in how they work with Zillow. "This resolution is a win for renters and multifamily housing providers," said Michael Sherman, general manager and SVP of Zillow Rentals. "Our syndication partnership with Redfin has already expanded access to multifamily listings across multiple platforms, bringing more leads and leases to property managers and more options to renters. Now, with the ability to offer more multifamily advertising solutions in addition to the existing partnership, we can do even more to support the marketplace. The data shows the pro- consumer and procompetitive benefits of this partnership. This positive resolution enables us to keep our energy on innovating for renters and property managers, and ultimately making renting easier, more affordable and better for everyone." Since the combined syndication partnership launched: • Renters across the country have more options. Multifamily properties on Redfin's websites nearly quadrupled, and multifamily properties on Zillow's websites grew almost 40%. • Housing providers are getting more for their investment. Through this partnership, properties that were previously listed on only Zillow or Redfin have seen an increase in leads, reflecting the benefit of reaching new audiences. This means Exhibit 99.1 renters are getting access to more inventory in more places and housing providers in the category are filling vacancies faster and at lower customer acquisition costs. Zillow is building a simpler, more affordable rental marketplace — one where renters can find more homes with less hassle, and housing providers can list once and reach more people. Through syndication partnerships, universal rental applications, upfront cost and fee transparency, and credit-building tools for renters, Zillow continues to invest in reducing friction at every step of the rental journey. About Zillow Group: Zillow Group, Inc. (Nasdaq: Z and ZG) is reimagining real estate to make home a reality for more and more people. As the most visited real estate app and website in the United States, Zillow connects hundreds of millions of consumers with innovative technology, trusted agents and loan officers, and seamless digital solutions. With industry-leading tools and resources, Zillow supercharges real estate professionals so they can grow their businesses and deliver exceptional client experiences. For renters and housing providers, Zillow offers not only a robust marketplace but a set of end-to-end products and services to streamline applications, leases, payments and more. Zillow’s ecosystem spans the entire home journey — from dreaming and shopping to renting, buying, selling and financing. Zillow Group’s affiliates, subsidiaries and brands include Zillow®, Zillow Premier Agent®, Zillow Home Loans®, Zillow Rentals®, Zillow® New Construction, Trulia®, StreetEasy®, Out East®, HotPads®, Follow Up Boss®, ShowingTime®, dotloop® and Zillow® Closing. All marks herein are owned by MFTB Holdco, Inc., a Zillow affiliate. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org). © 2026 MFTB Holdco, Inc., a Zillow affiliate. Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our future targets and opportunities, the future performance and operation of our business, our business strategies and ability to translate such strategies into financial performance, and the health of, and our impact on, the residential real estate industry. Differences in Zillow

Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s filings with the Securities and Exchange Commission. (ZFIN)